Exhibit 99.1

Precision Drilling Trust and Grey Wolf, Inc. Clarify Merger Agreement
and Move Grey Wolf Special Meeting Date to December 23, 2008
Calgary, Alberta and Houston, Texas — December 2, 2008 — Precision Drilling Trust (“Precision”, TSX: PD.UN, NYSE: PDS) and Grey Wolf, Inc. (“Grey Wolf”, AMEX: GW) today announced that they had made a clarifying amendment to the merger agreement dated August 24, 2008 (the “Merger Agreement”). Supplemental proxy materials will be mailed to Grey Wolf shareholders concerning the amendment. The special meeting of Grey Wolf shareholders to approve the Merger Agreement, as amended, will be moved to December 23, 2008 to allow Grey Wolf shareholders additional time to consider the amendment.
Kevin Neveu, Chief Executive Officer of Precision Drilling Corporation, and Tom Richards, Chief Executive Officer of Grey Wolf, both commented that this delay in no way affects the clear intent and desire of both parties to conclude this merger and they remain confident that the merger will proceed as planned. Despite the challenging economic environment, the strategic fit of Grey Wolf and Precision will create North America’s premier land drilling contractor, with active operations in most conventional and nonconventional oil and natural gas basins in the United States and Canada. Kevin Neveu further commented: “Integration of the companies is well underway with involvement from both organizations. I fully expect that the combined company will be well positioned to deliver high performance, high value drilling and servicing capabilities for natural gas and oil drilling opportunities across North America.”
Closing of the merger is anticipated to take place on December 23, 2008, promptly after the Grey Wolf special meeting of shareholders. Precision and Grey Wolf have received all regulatory approvals required for the merger and expect that all conditions to the completion of the merger will be satisfied. Precision’s lenders have committed to provide the funds required by Precision to complete the merger.
Amendment to the Merger Agreement
The amendment clarifies the intention of the parties that to the extent holders of Grey Wolf convertible notes do not convert their notes into Grey Wolf common stock before the merger, the cash merger consideration that would have been paid to them would instead be retained by Precision for application towards the purchase price of the purchase offer for the Grey Wolf convertible notes that Precision will be required to make following the merger. The amendment also ensures that holders of Grey Wolf common stock will receive, in the aggregate and on a fully-diluted basis, $5.00 in cash and 0.1883 of a Precision trust unit for each share of Grey Wolf common stock, although the actual amount received by each holder of Grey Wolf common stock will depend on the election (or non-election) of such holder and all other holders of Grey Wolf common stock.
Under the terms of the Merger Agreement, the aggregate consideration payable by Precision is a maximum cash amount of approximately $1.115 billion and approximately 42.0 million Precision trust units. Taking into account all of the shares of Grey Wolf common stock issued and outstanding, together with those issuable upon the conversion of Grey Wolf convertible notes and the exercise of Grey Wolf options, the fully-diluted number of shares of Grey Wolf common stock is approximately 223.0 million.

New Meeting Date and Closing
The special meeting of Grey Wolf shareholders to vote on the Merger Agreement will now be held at 9:00 a.m., local time, on December 23, 2008 at the Hilton Westchase Houston in Houston, Texas. The Election Deadline will remain 5:00 p.m. local time in Houston, Texas on the second business day prior to the effective time of the merger. Precision and Grey Wolf will publicly announce the anticipated election deadline at least five (5) business days prior to the anticipated effective time of the merger. Grey Wolf shareholders who have already voted do not need to take any action unless they intend to change their vote or election.
As of December 2, 2008, approximately 54% of the outstanding shares of Grey Wolf common stock had voted to approve the Merger Agreement. Three of the leading proxy advisory firms in the U.S. have recommended that Grey Wolf shareholders vote “FOR” the merger.
Grey Wolf’s board of directors continues to unanimously recommend that Grey Wolf shareholders vote to approve the Merger Agreement.
About Precision
Precision is a leading provider of safe, high performance energy services to the North American oil and gas industry. Precision provides customers with access to an extensive fleet of contract drilling rigs, service rigs, camps, snubbing units, wastewater treatment units and rental equipment backed by a comprehensive mix of technical support services and skilled, experienced personnel. Precision is headquartered in Calgary, Alberta, Canada. Precision is listed on the Toronto Stock Exchange under the trading symbol “PD.UN” and on the New York Stock Exchange under the trading symbol “PDS”. For more information about Precision, go to http://www.precisiondrilling.com.
About Grey Wolf
Grey Wolf is a leading provider of turnkey and contract oil and gas land drilling services in the United States. Grey Wolf operates from divisions in South Texas, Gulf Coast, Ark-La-Tex, Mississippi/Alabama, Mid-Continent, Rocky Mountain regions, and Mexico. Grey Wolf is headquartered in Houston, Texas, USA. Grey Wolf is listed on the American Stock Exchange under the trading symbol “GW”. For more information about Grey Wolf, go to http://www.gwdrilling.com.
For further information please contact:
Precision Drilling Corporation
Kevin Neveu
Chief Executive Officer
Doug Strong
Chief Financial Officer
Telephone: 403-716-4500
Fax: 403-264-0251
4200, 150 — 6th Avenue S.W.
Calgary, Alberta T2P 3Y7

- or —
Grey Wolf, Inc.
David W. Wehlmann
Executive Vice President and Chief Financial Officer
Telephone: 713-435-6100
Fax: 713-435-6171
10370 Richmond Ave, Suite 600
Houston, TX 77042
Cautionary Statements Regarding Forward-Looking Information and Statements
Statements about Grey Wolf’s and Precision’s expectations and all other statements in this news release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Grey Wolf’s and Precision’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the proposed merger, including whether and when the transactions contemplated by the Merger Agreement will be consummated. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are failure to receive approval of the Merger Agreement by the shareholders of Grey Wolf and satisfaction of various other conditions to the closing of the merger contemplated by the Merger Agreement.
This press release contains statements that may constitute “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable Canadian securities legislation. This forward-looking information includes, among others, statements regarding plans and expectations, beliefs, goals and objectives and statements about possible future events. Specific forward-looking information contained in this press release includes statements regarding Precision’s proposed merger with Grey Wolf and the completion of the merger. Readers are cautioned not to place undue reliance on such forward-looking information. Forward-looking information is based on current expectations and assumptions that involve a number of risks, which could cause actual results to vary and in some instances to differ materially from those anticipated by Precision and described in the forward-looking information contained in this press release. Among the various factors that could cause results to vary materially from those indicated in the forward-looking information include failure to receive approval of the merger by Grey Wolf’s shareholders. No assurance can be given that any of the events anticipated by the forward-looking information will transpire or occur or, if any of them do so, what benefits Precision will derive therefrom.
Additional Information and Where to Find It
In connection with the proposed merger, Precision has filed a registration statement on Form F-4 which includes a proxy statement of Grey Wolf and other materials, with the Securities and Exchange Commission. SECURITYHOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREY WOLF, PRECISION AND PRECISION LOBOS CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF PRECISION CREATED AS A SPECIAL-PURPOSE

ACQUISITION VEHICLE, AND THE PROPOSED MERGER. Securityholders may obtain a free copy of the registration statement and the proxy statement/prospectus and other documents containing information about Grey Wolf and Precision, without charge, at the SEC’s website www.sec.gov, Precision’s website www.precisiondrilling.com, and Grey Wolf’s website www.gwdrilling.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Precision Drilling Trust, (403) 716-4500 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.